                                                                     Exhibit 4.8

                                AMENDMENT NO. 1

     AMENDMENT NO. 1 dated as of October 14, 1994 (this "Amendment") to that certain Credit Agreement B dated as of November 19, 1993 (the "Credit Agreement") among ARCO Chemical Company, a Delaware corporation, the Banks party thereto and The First National Bank of Chicago, as Agent for such Banks.

     The parties hereto wish to increase the aggregate amount of the Commitments to $300,000,000 and to amend the Credit Agreement in certain other respects and accordingly hereby agree as follows:

     1.  Definitions.  Unless the context otherwise requires, all capitalized
         -----------
terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

     2.  Amendments.  Effective upon the satisfaction of the conditions
         ----------
precedent set forth in Section 4 of this Amendment, the Credit Agreement shall be amended as follows:

     (a) All references contained in the Credit Agreement (including, without limitation, such references contained in the Exhibits thereto) to "Credit Agreement B" shall be amended and restated as references to "Credit Agreement".

     (b) The definition of "Bank Credit Documents" contained in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety as follows:

          "Bank Credit Documents" means, collectively, this Agreement and the Notes.

     (c) The definition of "Commitment Fee Percentage" contained in Section
1.01 of the Credit Agreement shall be deleted in its entirety.

     (d) The definition of "Facility Fee Percentage" contained in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety as follows:

          "Facility Fee Percentage" shall mean, with respect to each payment of the facility fee pursuant to Section 2.08(b), the percentage rate per annum set forth below opposite the ratings on the Borrower's senior unsecured long-term public debt issued by both Moody's Investor Service, Inc. (or its successor) and Standard & Poor's Corporation (or its successor) in effect on the applicable date of determination:

                                          Facility Fee
          S & P Rating   Moody's Rating   Percentage
          ------------   --------------   ----------

          A- or higher    A3 or higher       .10%
          BBB to BBB+     Baa1 to Baa2       .125%
          BBB-            Baa3               .20%
          Below BBB-      Below Baa3         .25%

     For each facility fee payment pursuant to Section 2.08(b), the applicable Facility Fee Percentage shall be determined as of the Quarterly Date, or date of termination of the Commitments in their entirety, as the case may be, which is five Domestic Business Days preceding the date such payment is due pursuant to Section 2.08(b). In the event of a split rating, the Borrower shall be entitled to the benefit of the higher rating, unless either rating is below BBB- or Baa3 (in which case the lower rating shall control). In the event that a rating is available from only one rating agency, such rating shall control. In the event that a rating is not available from either rating agency, the applicable Facility Fee Percentage shall be .250%.

     (e) The definition of "Other Agreement" contained in Section 1.01 of the Credit Agreement shall be deleted in its entirety.

     (f) The definition of "Syndicated Margin" contained in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety as follows:

          "Syndicated Margin" shall mean, with respect to a Syndicated Loan outstanding on the applicable date of determination, the applicable Syndicated Margin set forth below (i) beneath the interest rate option applicable to such Syndicated Loan and (ii) opposite the ratings on the Borrower's senior unsecured long-term public debt issued by both Moody's Investor Service, Inc. (or its successor) and Standard & Poor's Corporation (or its successor) in effect on such date of determination:

     S & P Rating      Moody's Rating    Euro-Currency    Fixed CD  Base Rate
     A- or higher      A3 or higher         .20%          .325%       0.0%
     BBB to BBB+       Baa1 to Baa2         .275%         .400%       0.0%
     BBB-              Baa3                 .30%          .425%       0.0%
     Below BBB-        Below Baa3           .50%          .625%       0.0%

     The rate of interest applicable to any outstanding Syndicated Loan shall change simultaneously with, and to the extent that, the applicable Syndicated Margin changes (as a result of a rating change). In the event of a split rating, the Borrower shall be entitled to the benefit of the higher rating, unless either rating is below BBB- or Baa3 (in which case the lower rating shall control). In the event that a rating is available from only one rating agency, such rating shall control. In the event that a rating is not available from either rating agency, the applicable Syndicated Margin shall be that which would be applicable in the case of a rating below BBB- or Baa3.

     (g) The definition of "Termination Date" contained in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety as follows:

          "Termination Date" shall mean October 14, 1999 or, if such day is not a Euro-Currency Business Day, the next preceding Euro-Currency Business Day.

     (h) Section 2.03(b) of the Credit Agreement shall be amended by deleting the parenthetical "(under and as defined in either this Agreement or the Other Agreement)" contained at the conclusion thereof.

     (i) Section 2.08(a) of the Credit Agreement shall be amended and restated in its entirety as follows: "(a) [This Section Intentionally Omitted.]"

     (j) Section 2.08(d) of the Credit Agreement shall be amended by restating the reference contained therein to "subsections (a) and (b)" as "subsection
(b)".

     (k) Section 2.14 of the Credit Agreement shall be amended and restated in its entirety as follows:

          SECTION 2.14  Computation of Interest and Fees.  Interest based on the
                        --------------------------------
     Base Rate and interest on Borrowings denominated in pounds sterling shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     (l) Section 4.01(a)(5) of the Credit Agreement shall be amended and restated in its entirety as follows:

          (5) Assuming its due execution by the Banks and the Agent, this Agreement constitutes a legal, valid and binding agreement of the Borrower, and the Notes, when duly executed on behalf of the Borrower and delivered in accordance with this Agreement, will constitute legal, valid and binding obligations of the Borrower (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity).

     (m) Section 8.06 of the Credit Agreement shall be amended and restated in its entirety as follows:

          SECTION 8.06.  Substitution of Bank.  If (i) the obligation of any
                         --------------------
     Bank to make Euro-Currency Loans has been suspended pursuant to either
     Section 8.01(b) or Section 8.02 or (ii) any Bank has demanded compensation under any of Sections 2.16, 8.03 or 8.05, the Borrower shall have the right, with the assistance of the Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to purchase and assume all of the rights and obligations of such Bank under this Agreement and the Notes of such Bank, all in accordance with the provisions of Section 9.07(c).

     (n) Section 9.07(c) of the Credit Agreement shall be amended by deleting the following proviso contained therein: "; provided, that simultaneously with
                                             --------
each such assignment, the assigning Bank shall assign to the same Assignee the same proportionate share of all of its rights and obligations, if any, under the Other Agreement in accordance with the provisions of Section 9.07(c) of the Other Agreement".

     (o) The signature pages and Commitments set forth following Section 9.13 of the Credit Agreement shall be amended and restated as set forth in the signature pages to this Amendment and Commitments following Section 9 hereof.

     3.  Representations and Warranties.  The Borrower hereby confirms,
         ------------------------------
reaffirms and restates as of the date hereof the representations and warranties set forth in Article IV of the Credit Agreement except to the extent such representations and warranties relate to a specific date, provided that such representations and warranties shall be and hereby are amended as follows: each reference therein to "this Agreement", including, without limitation, such a reference included in the term "Bank Credit Documents", shall be deemed to be a collective reference to the Credit Agreement, this Amendment and the Credit Agreement as amended by this Amendment. An Event of Default under and as defined in the Credit Agreement as amended by this Amendment shall be deemed to have occurred if any representation or warranty made pursuant to the foregoing sentence of this Section 3 shall be materially false as of the date on which made or, to the extent such representations and warranties relate to a specific date, as of such date.

     4.  Effectiveness; Additional Conditions Precedent.  (a) This Amendment and
         ----------------------------------------------
the amendments to the Credit Agreement provided for herein shall become effective as of the date (the "Effective Date") on which all of the following conditions precedent shall have been satisfied:

          (i) This Amendment shall have been duly executed and delivered by the Agent and the Borrower on one counterpart and each of the Banks shall have signed a counterpart or counterparts hereof and notified the Agent by facsimile or telephone that such action has been taken and that such executed counterpart or counterparts will be mailed or otherwise delivered to the Agent.

          (ii) That certain Credit Agreement A dated as of November 19, 1993 among the Borrower, the banks listed on the signature pages thereof and The First National Bank of Chicago, as agent for said banks, shall have been terminated and any and all amounts owing by the Borrower thereunder shall have been repaid in full.

          (iii) No Default or Event of Default shall have occurred and be continuing.

     (b) Upon the Effective Date, all references to the Credit Agreement in the conditions precedent to the initial Borrowing set forth in Sections 3.01(i),
(ii), and (iii) of the Credit

Agreement shall be deemed to refer to the Credit Agreement, this Amendment, and the Credit Agreement as amended by this Amendment.

     5.  Effect on the Existing Agreement.  Except as expressly amended hereby,
         --------------------------------
all of the representations, warranties, terms, covenants and conditions of the Credit Agreement and the other Bank Credit Documents (a) shall remain unaltered,
(b) shall continue to be, and shall remain, in full force and effect in accordance with their respective terms, and (c) are hereby ratified and confirmed in all respects. Upon the effectiveness of this Amendment, all references in the Credit Agreement (including references in the Credit Agreement as amended by this Amendment) to "this Agreement" (and all indirect references such as "hereby", "herein", "hereof" and "hereunder") shall be deemed to be references to the Credit Agreement as amended by this Amendment.

     6.  Expenses.  The Company shall reimburse the Agent for any and all
         --------
reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, review, execution and delivery of this Amendment.

     7.  Entire Agreement.  This Amendment, the Credit Agreement as amended by
         ----------------
this Amendment and the other Bank Credit Documents embody the entire agreement and understanding between the parties hereto and supersede any and all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

     8.  Governing Law.  This Amendment shall be construed in accordance with
         -------------
the internal laws (and not the law of conflicts) of the State of Illinois, but giving effect to federal laws applicable to a national banking association located in the State of Illinois.

     9.  Counterparts.  This Amendment may be executed in any number of
         ------------
counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                         THE BORROWER

                         ARCO CHEMICAL COMPANY


                         By /s/ Anne T. Schumann
                           ---------------------------------
                              Anne T. Schumann
                              Manager of Banking

                              Address for Notices:

                              3801 West Chester Pike
                              Newtown Square, Pennsylvania  19073
                              Attn: Manager of Banking

                              Telex No.: 99-0756
                                    (answerback ARCO CHEM NS1)
                              Telephone No.: 610-359-7210
                              Telecopier No.: 610-359-7222


                         THE AGENT


                         THE FIRST NATIONAL BANK OF CHICAGO

                         By /s/ Ronald L. Dierker
                           ---------------------------------
                                    Ronald L. Dierker
                                    Vice President

                              Address for Notices:

                              The First National Bank of Chicago
                              One First National Plaza
                              Chicago, Illinois  60670
                              Attention:  William P. Laird
                              Mail Suite 0464
                              Telex No.: 4330253 (answerback FNBCUI)
                              Telephone No.: 312-732-5635
                              Telecopier No.: 312-732-3055
                              cc: Ronald L. Dierker
                              Mail Suite 0363
                              Telex No.: 4330253 (answerback FNBCUI)
                              Telephone No.: 312-732-6886
                              Telecopier No.: 312-732-3055



                         THE BANKS

Commitment
- ----------


$45,000,000              THE FIRST NATIONAL BANK OF CHICAGO


                         By /s/ Ronald L. Dierker
                           ---------------------------------
                                Ronald L. Dierker
                                Vice President


$40,000,000              BANK OF AMERICA NT & SA


                         By /s/ Todd Baker
                           ---------------------------------
                         Title  Vice President
                              ------------------------------


$35,000,000              CREDIT LYONNAIS
                                NEW YORK BRANCH


                         By /s/ Mary L. Collier
                           ---------------------------------
                         Title  Vice President
                              ------------------------------


                         CREDIT LYONNAIS
                                CAYMAN ISLAND BRANCH


                         By /s/ Mary L. Collier
                           ---------------------------------
                         Title  Authorized Signature
                              ------------------------------

$20,000,000              CREDIT SUISSE


                         By /s/ Eileen O'Connell Fox / Dawn E. Rubinstein
                           ----------------------------------------------
                         Title  Member of Senior Management / Associate
                              -------------------------------------------


$40,000,000              TEXAS COMMERCE BANK
                                NATIONAL ASSOCIATION


                         By /s/
                           ---------------------------------
                         Title  Vice President
                              ------------------------------


$25,000,000              THE CHASE MANHATTAN BANK, N.A.


                         By /s/ Stephen M. Feeney
                           ---------------------------------
                         Title  Vice President
                              ------------------------------


$25,000,000              TORONTO DOMINION (TEXAS), INC.


                         By /s/ Warren Finlay
                           ---------------------------------
                         Title  Vice President
                              ------------------------------


$25,000,000              PNC BANK, NATIONAL ASSOCIATION


                         By /s/
                           ---------------------------------
                         Title  Assistant Vice President
                              ------------------------------

$15,000,000              CORESTATES BANK, N.A.


                         By /s/
                           ---------------------------------
                         Title
                              ------------------------------


$15,000,000              THE BANK OF TOKYO TRUST COMPANY


                         By /s/ M. R. Marron
                           ---------------------------------
                         Title  Vice President
                              ------------------------------


$15,000,000              CITIBANK, N.A.


                         By /s/
                           ---------------------------------
                         Title
                              ------------------------------

- ----------------
$300,000,000